Exhibit 99.1

CareDx Announces Third Quarter 2025 Financial Results

Total Revenue of $100 Million Increased 21% Year-Over-Year

Grew Testing Services Volume to Approximately 50,300, Increase of 13% Year-Over-Year

Raised 2025 Revenue Guidance to $372 Million to $376 Million

BRISBANE, Calif., November 4, 2025, CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company — a leading precision medicine company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the third quarter ended September 30, 2025.
Third Quarter 2025 Financial Highlights
•Revenue of $100.1 million, an increase of 21% year-over-year
•Testing services revenue of $72.2 million, an increase of 19% year-over-year
•Testing services volume of 50,300, an increase of 13% year-over-year
•GAAP net income of $1.7 million, compared to a GAAP net loss of $10.6 million in the third quarter of 2024
•Adjusted EBITDA of $15.3 million, compared to $6.9 million in the third quarter of 2024
•Cash, cash equivalents and marketable securities of $194.2 million as of September 30, 2025, net of a $25.6 million share repurchase carried out during the quarter; no debt outstanding as of September 30, 2025
•Raised 2025 revenue guidance to $372 million to $376 million and raised 2025 adjusted EBITDA guidance to $35 million to $39 million
Recent Business Highlights
•Appointed Suresh Gunasekaran, president and CEO of UCSF Health, an internationally renowned health system executive, to the CareDx Board of Directors
•Appointed Jeff Teuteberg, MD, a leader in transplant medicine with a track record of clinical innovation, research, and patient advocacy, as Chief Medical Officer
•Published second SHORE study, validating AlloSure Heart as a reliable biomarker for detecting antibody-mediated rejection (AMR) in heart transplant patients, reinforcing that HeartCare can detect both AMR and ACR
•Introduced HistoMap Kidney, a tissue-based gene expression profiler that integrates advanced histopathology with molecular insights to support more precise and timely decisions for patients
•Submitted extensive, evidence-based comment letter intended to inform final draft of LCD policy
•Completed first Epic Aura implementation and anticipate initiating approximately 20 implementations by year-end 2025
•Launched AlloSeq Tx11, a next-generation HLA typing solution with enhanced Class II coverage and expanded non-HLA markers to support broader transplant risk profiling
•Introduced Score 7.0, modernized analysis software for QTYPE built for scalability and regulatory alignment that supports future ABO typing and IVDR compliance

“We achieved record-setting third quarter 2025 financial results, a testament to our market leadership that has been established through a deep commitment to innovation and transplant patient care,” said John W. Hanna, President and CEO of CareDx. “Our strategy to extend that leadership and deliver long-term profitable growth is guided by putting our customers at the center of everything we do, and we believe that strategy is working.”
Q3 2025 Financial Results
Total revenue was $100.1 million compared to $82.9 million in the third quarter of 2024, an increase of 21%.
Testing services revenue was $72.2 million, compared to $60.8 million in the third quarter of 2024, an increase of 19%.
Patient and Digital Solutions revenue was $15.4 million, compared to $11.9 million in the third quarter of 2024, an increase of 30%.
Product revenue was $12.5 million, an increase of 22% compared to $10.2 million in the third quarter of 2024.
GAAP net income was $1.7 million compared to GAAP net loss of $10.6 million in the third quarter 2024. Basic and diluted GAAP net income per share was $0.03 compared to basic and diluted GAAP net loss per share of $0.20 in the third quarter of 2024.
Non-GAAP net income was $14.9 million compared to $8.0 million in the third quarter of 2024. Diluted non-GAAP net income per share was $0.28 compared to $0.14 in the third quarter of 2024.
Adjusted EBITDA was $15.3 million compared to $6.9 million in the third quarter of 2024.
2025 Guidance
For the full year 2025, CareDx now expects revenue to be in the range of $372 million to $376 million, compared to the $367 million to $373 million range that was previously disclosed. The Company now expects full year 2025 adjusted EBITDA to be in the range of $35 million to $39 million, compared to the $29 million to $33 million range that was previously disclosed.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2025. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by CareDx with the SEC on February 28, 2025, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We define non-GAAP net income and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; costs involved with completing an acquisition; changes in estimated fair value of contingent consideration; litigation settlement expense; transformational initiative costs; and certain other charges presented in the reconciliation in this release. We define adjusted EBITDA as non-GAAP net income before interest income, income tax expense, depreciation expense and other (income) expense, net.

We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2025 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2025	2024
Revenue:
Testing services revenue	$72,168	$60,807
Product revenue	12,478	10,212
Patient and digital solutions revenue	15,409	11,864
Total revenue	100,055	82,883
Operating expenses:
Cost of testing services	14,705	13,447
Cost of product	5,629	6,212
Cost of patient and digital solutions	10,320	7,913
Research and development	16,769	17,486
Sales and marketing	24,449	19,802
General and administrative	28,429	31,744
Total operating expenses	100,301	96,604
Loss from operations	(246)	(13,721)
Other income:
Interest income, net	2,013	3,001
Other (expense) income, net	(107)	283
Total other income	1,906	3,284
Income (loss) before income taxes	1,660	(10,437)
Income tax benefit (expense)	15	(200)
Net income (loss)	$1,675	$(10,637)
Net income (loss) per share:
Basic	$0.03	$(0.20)
Diluted	$0.03	$(0.20)
Weighted-average shares used to compute net income (loss) per share:
Basic	52,507,582	52,903,338
Diluted	53,736,790	52,903,338

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$91,435	$114,689
Marketable securities	102,782	145,964
Accounts receivable	47,844	64,605
Inventory	28,328	19,503
Prepaid and other current assets	29,891	7,071
Total current assets	300,280	351,832
Property and equipment, net	30,845	33,552
Operating leases right-of-use assets	24,047	24,340
Intangible assets, net	33,446	38,184
Goodwill	40,336	40,336
Restricted cash	551	585
Other assets	2,802	2,221
Total assets	$432,307	$491,050
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,597	$7,686
Accrued compensation	23,237	38,333
Accrued litigation settlement expense	20,250	—
Accrued and other liabilities	43,960	43,352
Total current liabilities	99,044	89,371
Deferred tax liability	117	164
Contingent consideration	160	174
Operating lease liability, less current portion	21,212	22,263
Other liabilities	634	645
Total liabilities	121,167	112,617
Commitments and contingencies
Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	1,036,091	1,013,193
Accumulated other comprehensive loss	(5,955)	(8,569)
Accumulated deficit	(719,047)	(626,242)
Total stockholders’ equity	311,140	378,433
Total liabilities and stockholders’ equity	$432,307	$491,050

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2025	2024
Cost of testing services reconciliation:
GAAP cost of testing services	$14,705	$13,447
Stock-based compensation expense	(299)	(418)
Restructuring costs	(120)	—
Acquisition related-amortization of purchased intangibles	(348)	(329)
Non-GAAP cost of testing services	$13,938	$12,700
Cost of product reconciliation:
GAAP cost of product	$5,629	$6,212
Stock-based compensation expense	(51)	(234)
Acquisition related-amortization of purchased intangibles	(447)	(419)
Restructuring costs	(11)	—
Non-GAAP cost of product	$5,120	$5,559
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$10,320	$7,913
Stock-based compensation expense	(118)	(326)
Acquisition related-amortization of purchased intangibles	(152)	(170)
Restructuring costs	8	—
Non-GAAP cost of patient and digital solutions	$10,058	$7,417
Research and development expenses reconciliation:
GAAP research and development expenses	$16,769	$17,486
Stock-based compensation expense	(1,146)	(1,775)
Restructuring costs	(174)	—
Non-GAAP research and development expenses	$15,449	$15,711
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$24,449	$19,802
Stock-based compensation expense	(1,782)	(2,786)
Acquisition related-amortization of purchased intangibles	(655)	(634)
Transformational initiative costs*	(183)	—
Restructuring costs	(233)	—
Non-GAAP sales and marketing expenses	$21,596	$16,382
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$28,429	$31,744
Stock-based compensation expense	(5,022)	(11,384)
Change in estimated fair value of contingent consideration	—	(232)
Transformational initiative costs*	(341)	—
Impairment of intangible asset	(2,258)	—
Non-GAAP general and administrative expenses	$20,808	$20,128
Total other income reconciliation:
GAAP other income	$1,906	$3,284
Non-GAAP other income	$1,906	$3,284
Income tax benefit (expense) reconciliation:
GAAP income tax benefit (expense)	$15	$(200)
Tax effect related to amortization of purchased intangibles	(111)	(102)
Non-GAAP income tax expense	$(96)	$(302)

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2025	2024
GAAP operating expenses:
Research and development	$16,769	$17,486
Sales and marketing	24,449	19,802
General and administrative	28,429	31,744
Total GAAP operating expenses	$69,647	$69,032

Non-GAAP operating expenses:
Research and development	$15,449	$15,711
Sales and marketing	21,596	16,382
General and administrative	20,808	20,128
Total Non-GAAP operating expenses	$57,853	$52,221

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended September 30,
	2025	2024
GAAP total revenue	$100,055	$82,883
GAAP cost of sales	30,654	27,572
GAAP gross profit	69,401	55,311
GAAP gross margin %	69%	67%
Stock-based compensation expense	468	978
Restructuring costs	123	—
Acquisition related-amortization of purchased intangibles	947	918
Non-GAAP gross profit	$70,939	$57,207
Non-GAAP gross margin %	71%	69%

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2025	2024
GAAP net income (loss)	$1,675	$(10,637)
Stock-based compensation expense	8,418	16,923
Acquisition related-amortization of purchased intangibles	1,602	1,552
Change in estimated fair value of contingent consideration	—	232
Tax effect related to amortization of purchased intangibles	(111)	(102)
Impairment of intangible asset	2,258	—
Transformational initiative costs*	524	—
Restructuring costs	530	—
Non-GAAP net income	$14,896	$7,968

GAAP basic net income (loss) per share	$0.03	$(0.20)
GAAP diluted net income (loss) per share	$0.03	$(0.20)

Non-GAAP basic net income per share	$0.28	$0.15
Non-GAAP diluted net income per share	$0.28	$0.14

Shares used in computing non-GAAP basic net income per share	52,507,582	52,903,338
Shares used in computing non-GAAP diluted net income per share	53,736,790	57,699,624

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2025	2024
GAAP net income (loss)	$1,675	$(10,637)
Stock-based compensation expense	8,418	16,923
Acquisition related-amortization of purchased intangibles	1,602	1,552
Change in estimated fair value of contingent consideration	—	232
Tax effect related to amortization of purchased intangibles	(111)	(102)
Impairment of intangible asset	2,258	—
Transformational initiative costs*	524	—
Restructuring costs	530	—
Non-GAAP net income	14,896	7,968
Interest income	(2,013)	(3,001)
Income tax expense	96	302
Depreciation expense	2,213	1,919
Other expense (income), net	107	(283)
Adjusted EBITDA	$15,299	$6,905

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.

CareDx, Inc.

Media Relations
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Tina Jacobsen
investor@CareDx.com